UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2015

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana		46235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317-899-1022

Not Applicable
_________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The company held its 2015 Annual Meeting of Shareholders on July 16, 2015. The shares voted at the Annual Meeting, present in person or by proxy, constituted 91.5% of our shares outstanding and entitled to vote. The company’s shareholders voted on the following proposals:

(i) The election of three Class II directors to serve on the company’s Board of Directors until the 2018 Annual Meeting of Shareholders:

Director	For	Withheld	Broker Non-Votes
William P. Carmichael	37,681,247	808,856	3,286,066
Richard P. Crystal	37,758,465	731,638	3,286,066
Samuel M. Sato	36,264,223	2,225,880	3,286,066

(ii) Ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for the company’s fiscal year ending February 27, 2016:

For	Against	Abstain	Broker Non-Votes
40,995,113	765,819	15,237	—

(iii) Approval of a non-binding advisory resolution approving the compensation of the company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
36,570,632	1,828,421	91,050	3,286,066

Item 8.01 Other Events.

On July 16, 2015, Mr. William Carmichael was appointed by the independent directors of the company as Lead Director of the Board for an annual term. Mr. Carmichael has been a Board member since 2003 and will continue to serve as Chairman of the Audit Committee.

On July 16, 2015, the company announced a cash dividend of $0.09 per share of the company’s outstanding common stock. The cash dividend will be payable on September 14, 2015 to shareholders of record as of August 28, 2015.

Information regarding the dividend is included in the copy of the press release issued on July 16, 2015 and attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued July 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: July 16, 2015	By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Executive Vice President, Chief Financial Officer

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